UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2005

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 24, 2005, MatrixOne, Inc. (the “Company”) received a NASDAQ Staff Determination letter indicating that the Company is not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) with respect to the Company’s failure to file its Quarterly Report on Form 10-Q for the third quarter ended April 2, 2005 with the Securities and Exchange Commission.

NASDAQ rules permit the Company to request a hearing with a NASDAQ Listing Qualifications Panel to appeal NASDAQ’s decision to delist the Company’s common stock. The Company intends to make such an appeal. The Company’s common stock will remain listed on the NASDAQ National Market pending the outcome of such appeal. The Company previously announced the delayed filing of its Quarterly Report on Form 10-Q for the third quarter ended April 2, 2005 to provide additional time to complete the review of the Company’s revenue recognition practices. While the Company is working diligently to finalize this review and to file its Quarterly Report on Form 10-Q for the third quarter ended April 2, 2005 as promptly as possible, the Company can provide no assurance that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing.

On May 25, 2005, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company received the letter from the NASDAQ Stock Market described in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: May 25, 2005	By:	/s/ Gary D. Hall
Gary D. Hall
Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 25, 2005